SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_] Definitive Information Statement

RUB A DUB SOAP, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT

(Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended)

 RUB A DUB SOAP, INC.

No. 177 Chengyang Section

308 National Highway

Danshan Industrial Area

Qingdao, China 266109

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Rub a Dub Soap, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, March 20, 2008, of the Company's outstanding common stock, $0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of the Company’s corporate name from “Rub a Dub Soap, Inc.” to “Sentaida Tire Company Limited.”  Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Rub a Dub Soap, Inc.

The Board of Directors of the Company (the “Board of Directors”) unanimously approved the change of name to “Sentaida Tire Company Limited.”  The name change to “Sentaida Tire Company Limited” will more accurately reflect our future business as disclosed in our Current Report on Form 8-K filed on February 5, 2008.  The Company also received the consent of a majority of the outstanding shares of the Common Stock.  Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation (the “Certificate of Amendment”) changing our name.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State.  We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors have fixed the close of business on March 20, 2008 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the “Record Date”).  There were 26,000.000 shares of common stock issued and outstanding on April 7, 2008. We anticipate that this Information Statement will be mailed on or about April 18, 2008 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders.  We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since January 1, 2008 being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.  any director or officer of the company;

2. any proposed nominee for election as a director of the company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of the Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Rub a Dub Soap, Inc., No. 177 Chengyang Section, 308 National Highway, Danshan Industrial Area, Qingdao, China 266109.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership[1]	Percent of Class[2]
Common Stock	Qin Long	Chairman of the Board of Directors and CEO[3]	11,310,000	43.5
Common Stock	Kai Chen	Vice President and Director	11,700,000	45.0
Common Stock	Liang Junfeng	Vice President and Director	0	*
Common Stock	Ji Gongsheng	Vice President and Director	0	*
Common Stock	Liang Junbao	Chief Financial Officer and Director	0	*
Common Stock	All offices and directors as a group (5 persons named above)		23,010,000	88.5

1.  Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Common Stock.

2.  A total of 26,000,000 shares of the Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

Amendment to the Corporation's Articles

On April 7, 2008, the Board of Directors approved, subject to receiving the approval of a majority of the shareholders of the Common Stock, an amendment to our Articles of Incorporation to change the name of the Company from “Rub a Dub Soap, Inc.” to “Sentaida Tire Company Limited.”

Shareholder approval for the change of name was obtained by written consent of Qin Long, our CEO, Chairman of the Board of Directors, who is also the owner of 11,310,000 shares of the Common Stock constituting 43.5% of our outstanding common stock on the Record Date, and Kai Chen, our Vice President and Director, who is also the owner of 11,700,000 shares of the Common Stock constituting 45% of our outstanding common stock on the Record Date.  The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to shareholders of the Common Stock and until the appropriate filings have been made with the Nevada Secretary of State.

Changes to our Business and Change of Control

We are a Nevada corporation that was originally incorporated on September 28, 2001 in Colorado and we are headquartered in Shandong Province, China.  From our inception in 2001 until February 21, 2006, we were an online retailer of handmade,  natural,  vegetable-based  soaps and gift baskets in the  development stage, and we had  generated  only  minimal revenues and a substantial net loss from sales of soaps and gift baskets.

On February  21, 2006,  Lisa Powell,  the  controlling  shareholder  of the Company,  sold 2,800,000 of her restricted shares to Halter Capital  Corporation of Frisco,  Texas,  representing  74.6% of all of our outstanding.  With the change in control,  we ceased its soap business and began efforts to locate a new business (operating company), and offer itself as a merger vehicle  for a company that may desire to go public through a merger rather than through its own public stock offering.

On March 6, 2006, our stockholders  approved our re-incorporation  in Nevada and in connection therewith a one-for-ten reverse split of the common  stock,  both of which  became effective on April 17,  2006.  All share numbers contained herein are expressed in post-reverse-split amounts.

On October 26, 2007, we completed a reverse acquisition transaction with Zhongsen International  Company  Group Limited,  a corporation formed under the laws of Hong Kong  and is headquartered in Qingdao, China in Shandong Province ("Zhongsen"),  and each of Zhongsen's shareholders.

The reverse acquisition transaction resulted in a change of control of the Company.  In connection with the reverse acquisition transaction, we issued to the shareholders of Zhongsen 25,090,000 shares of our common stock in exchange for all of the issued and outstanding  capital  stock of  Zhongsen.  Zhongsen thereby became our wholly owned subsidiary and the former stockholders of the Zhengsen became our controlling stockholders.  Mr. Qin Long, our CEO, Chairman of the Board of Directors, became the beneficial owner of 11,310,000 of our outstanding Common Stock.

As a result of the reverse acquisition transaction with Zhongsen, we entered into a new business. Our business now primarily engages in the global marketing and distribution of tires and rubber without any tire manufacturing operations date.  We are one of the largest integrated tire and rubber marketers and distributors in China.  Our business scope can be generally divided into three (3) main business segments: rubber import and distribution, tire export, and tire domestic wholesale and retail, which generated approximately 65.5%, 21.6% and 12.9% of its consolidated net sales respectively in 2006.  We position ourselves as an intermediary between international rubber producers and Chinese tire manufacturers and as an active marketer of tires for the tire manufacturers in the very fragmented replacement tire market. We aim at becoming a major player in the world tire and rubber market through steady organic growth, expansion into new markets, entrée into the retail service market and an aggressive acquisition strategy.

We are changing our name to “Sentaida Tire Company Limited” to reflect our new business and to be similar to the names of our subsidiary companies.

Dissenters Rights

Under Nevada law, shareholders of the Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our Current Report on Form 8-K filed on February 5, 2008 and other periodic filings made with the SEC from time to time.  Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rub a Dub Soap, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

April 7, 2008

RUB A DUB SOAP, INC.

By: /s/Qin Long
        Qin Long

        Chairman and CEO

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rub A Dub Soap, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended to read as follows:

"Article I. The name of this corporation is Sentaida Tire Company Limited."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07